Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Xanadu Quantum Technologies Ltd

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Subordinate voting shares, without par value, issuable under the Xanadu Quantum Technologies Limited Omnibus Long Term Incentive Plan	(1)	Other	44,791,700	$12.04	$539,292,068.00	0.0001381	$74,476.24
Equity	Subordinate voting shares, without par value, issuable upon the exercise of outstanding options granted under the Xanadu Quantum Technologies Limited Amended and Restated 2018 Equity Incentive Plan	(2)	Other	44,076,596	1.29	56,858,808.84	0.0001381	7,852.21
Equity	Multiple voting shares, without par value, issuable upon the exercise of outstanding options granted under the Xanadu Quantum Technologies Inc. 2017 Equity Incentive Plan	(3)	Other	2,231,213	0.02	44,624.26	0.0001381	6.17
Equity	Multiple voting shares, without par value, issuable upon the exercise of outstanding options granted under the Xanadu Quantum Technologies Limited Amended and Restated 2018 Equity Incentive Plan	(4)	Other	1,029,896	$0.08	$82,391.68	0.0001381	$11.38

Total Offering Amounts:						$596,277,892.78		82,346.00
Total Fee Offsets:								0.00
Net Fee Due:								$82,346.00

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Offering Note(s)

(1)	(a) Represents 44,791,700 subordinate voting shares, without par value (“Class B Subordinate Voting Shares”), issuable under the Xanadu Quantum Technologies Limited Omnibus Long Term Incentive Plan, dated as of March 20, 2026. (b) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. (c) Pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price per share is $12.04 (the average of the high and low prices of our Class B Subordinate Voting Shares as reported on the Nasdaq Global Market on May 19, 2026).
(2)	(a) Represents 44,076,596 Class B Subordinate Voting Shares issuable upon the exercise of outstanding options granted under the Xanadu Quantum Technologies Limited Amended and Restated 2018 Equity Incentive Plan, dated as of March 20, 2026 (the “2018 EIP”). (b) Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares that may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. (c) Pursuant to Rule 457(h) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price per share is $1.29, which represents the weighted-average exercise price for such shares.
(3)	(a) Represents 2,231,213 multiple voting shares, without par value (“Class A Multiple Voting Shares”) issuable upon the exercise of outstanding options granted under the Xanadu Quantum Technologies Inc. 2017 Equity Incentive Plan, dated as of October 30, 2017, as amended. (b) Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares that may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. (c) Pursuant to Rule 457(h) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price per share is $0.02, which represents the weighted-average exercise price for such shares.
(4)	(a) Represents 1,029,896 Class A Multiple Voting Shares issuable upon the exercise of outstanding options granted under the 2018 EIP. (b) Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares that may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. (c) Pursuant to Rule 457(h) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price per share is $0.08, which represents the weighted-average exercise price for such shares.